Exhibit 99.1

Press Release

Park Sterling Corporation and Community Capital Corporation to Merge

Charlotte, NC and Greenwood, SC – March 31, 2011 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, and Community Capital Corporation (NASDAQ: CPBK), the holding company for CapitalBank, jointly announced today the signing of a definitive merger agreement under which Park Sterling will acquire Community Capital for a total value of approximately $32.4 million.

Upon completion of the transaction, the combined company will have over $1.2 billion in total assets, $903 million in total deposits, $884 million in total loans, and a network of 21 branches in the Carolinas. The merger agreement has been unanimously approved by the board of directors of each company. Closing of the transaction, which is expected to occur in the third quarter of 2011, is subject to customary conditions, including approval by Community Capital’s shareholders and receipt of regulatory approval.  After closing, Community Capital Corporation will be merged into Park Sterling Corporation.  CapitalBank will become a wholly owned subsidiary of Park Sterling Corporation and will continue to operate in its markets as CapitalBank.

James C. Cherry, Chief Executive Officer of Park Sterling commented, "Our merger with Community Capital is the culmination of an extensive due diligence process, and is a strong business and cultural fit that will be positive for clients, employees, and shareholders. Bill Stevens and his team at CapitalBank have built an exceptional franchise over the last 23 years.  We are excited and proud that they have selected to partner with Park Sterling as we work together to build an $8 to $10 billion community banking franchise in the Carolinas and Virginia.”

Mr. Cherry noted that “CapitalBank provides an attractive source of core deposits in close proximity to both our existing footprint and to nearby South Carolina growth markets in Columbia and the Greenville/Spartanburg corridor. The merger will expand our current product mix by adding attractive wealth management, residential mortgage and cash management capabilities.  This merger also complements our recently announced Charleston, South Carolina organic growth initiative.”

William G. Stevens, President and Chief Executive Officer of Community Capital will be named Park Sterling’s State Chief Executive Officer for South Carolina.  In addition, one independent member of Community Capital’s Board of Directors will be added to the Park Sterling Board, while the remaining directors will continue their service as members on a new CapitalBank local advisory board.

 “We are very excited about entering into this new relationship with Park Sterling,” stated Mr. Stevens.  “Community Capital was founded to take advantage of the economic growth in Upstate South Carolina, and through a combination of de novo growth and a strategic merger, we have built an attractive network of banking offices, a solid team of professional bankers, and a loyal customer base.  Now, through our partnership with Park Sterling, we will have the capital and management resources we need to seize the outstanding opportunities for growth that exist in markets across South Carolina.  This merger with Park Sterling will be good for our employees, our clients, our communities and our shareholders.”

Under the terms of the merger agreement, Community Capital shareholders will have the right to receive either $3.30 in cash or 0.6667 Park Sterling shares for each Community Capital share they hold, subject to the limitation that the total consideration will consist of 40.0% in cash and 60.0% in Park Sterling shares. Those Community Capital shares exchanged for stock will convert to Park Sterling shares in what is expected to be a tax-free exchange. Cash will also be paid in lieu of fractional shares.  The transaction value at the time of the proposed merger may change due to potential fluctuations in the price of Park Sterling stock.

Keefe Bruyette & Woods served as financial advisor to Park Sterling, and Howe Barnes Hoefer & Arnett served as financial advisor to Community Capital. McGuire Woods LLP served as outside legal counsel to Park Sterling, while Nelson Mullins served as outside legal counsel to Community Capital.

Webcast
Park Sterling Corporation and Community Capital Corporation will host a conference call this morning 10:00 a.m., EDT (3/31/11).  The conference call can be accessed by dialing (877) 317-6789 and requesting the Park Sterling Bank call.  Listeners should dial in 10 minutes prior to the start of the call.  The presentation slides will be available on the respective websites of Park Sterling and Community Capital at www.parksterlingbank.com and www.capitalbanksc.com.  A replay of the call will also be available from 12:00 noon EDT on March 31, 2011 through April 21, 2011.  To access the replay dial (877) 344-7529, conference code 449751.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Park Sterling will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Community Capital and a Prospectus of Park Sterling, as well as other relevant documents concerning the proposed transaction.  SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Park Sterling and Community Capital, may be obtained after their filing at the SEC's Internet site (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on the respective websites of Park Sterling and Community Capital at www.parksterlingbank.com and www.capitalbanksc.com.

Participants in Solicitation

Park Sterling and Community Capital and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Community Capital’s shareholders in connection with this transaction. Information about the directors and executive officers of Park Sterling and Community Capital and information about other persons who may be deemed participants in this solicitation will be included in the Proxy Statement/Prospectus.  Information about Park Sterling’s executive officers and directors can be found in Park Sterling’s definitive proxy statement in connection with its 2011 Annual Meeting of Shareholders to be filed with the SEC. Information about Community Capital’s executive officers and directors can be found in Community Capital’s definitive proxy statement in connection with its 2010 Annual Meeting of Shareholders filed with the SEC on April 21, 2010.

About Park Sterling Corporation

Park Sterling Corporation is the holding company for Park Sterling Bank, headquartered in Charlotte, North Carolina.  The Bank’s primary focus is to provide banking services to small and mid-sized businesses, owner occupied and income producing real estate owners, professionals, and other customers doing business or residing within its target areas.  Park Sterling Bank is committed to building a banking franchise across the Carolinas and Virginia that is noted for sound risk management, superior client service and exceptional client relationships.  For further information, visit www.parksterlingbank.com.  Park Sterling’s shares are traded on NASDAQ under the symbol PSTB.

About Community Capital Corporation

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com. Community Capital Corporation’s shares are traded on NASDAQ under the symbol CPBK.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains, and Park Sterling and Community Capital and their respective management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to:  synergies and other financial benefits from the proposed merger may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; inability to obtain governmental approvals of the combination on the proposed terms and schedule; failure of Community Capital's shareholders to approved the merger; fluctuation in the trading price of Park Sterling's stock prior to the closing of the proposed merger, which would affect the total value of the proposed merger transaction; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, credit trends and conditions, including loan losses, allowance for loan losses, charge-offs, delinquency trends and nonperforming asset levels, and other similar matters with respect to Park Sterling or Community Capital; the effects of negative economic conditions, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of  allowance for loan losses of Park Sterling or Community Capital; deterioration in the credit quality of the loan portfolios of Park Sterling or Community Capital or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolios of Park Sterling or Community Capital; legal and regulatory developments; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting and the impact on Park Sterling’s or Community Capital's financial statements; Park Sterling’s ability to attract new employees; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. These forward-looking statements are not guarantees of future results or performance and involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to Park Sterling or Community Capital at the time that these disclosures were prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC or FDIC or Community Capital's filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling and Community Capital undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Contact:

James C. Cherry, CEO
Park Sterling Bank
704 323 4300
jcherry@parksterlingbank.com

William G. Stevens, CEO
Community Capital Corporation
864-941-8201
bstevens@capitalbanksc.com

Charlotte Laurent-Ottomane
Nvestcom
561 395 4581
charlotte.ottomane@nvestcom.com